Exhibit 99.1
D-Wave Announces Availability of 1,200+ Qubit Advantage2™ Prototype in the Leap™ Quantum Cloud Service, Making its Most Performant System Available to Customers Today

Built with new lower-noise fabrication stack, the Advantage2 prototype demonstrates 20x faster time-to-solution on important class of hard optimization problems

PALO ALTO, Calif., BURNABY, B.C., -- February 12, 2024 -- D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave”), a leader in quantum computing systems, software, and services and the world’s first commercial supplier of quantum computers, today announced that the 1,200+ qubit Advantage2 prototype is now available via the company’s Leap real-time quantum cloud service. Customers who have Leap service subscriptions can access the new Advantage2 prototype today, and those new to the Leap service can sign up and get up to one minute of free use of the actual quantum processing units (QPUs) and quantum hybrid solvers, including the new Advantage2 prototype.

Developed with a new lower-noise, multilayer superconducting integrated-circuit fabrication stack, the new Advantage2 prototype demonstrates significant performance gains on hard optimization problems and is expected to be particularly powerful for new use cases such as machine learning. Announced earlier this year, the new Advantage2 prototype features 1,200+ qubits and 10,000+ couplers, double the number of qubits and couplers over the previously released Advantage2 prototype. Benchmarks demonstrate substantial advancements across a number of performance metrics compared to the Advantage™ quantum processing unit (QPU), including:
•Qubit connectivity: increased from 15 to 20-way connectivity to enable solutions to larger problems
•Energy scale: increased by more than 40% to deliver higher-quality solutions
•Qubit coherence time: doubled, which will drive faster time-to-solution

The previously released Advantage2 experimental prototype has been heavily used by customers, solving more than three million problems since it was made available in 2022, a testament to the demand for D-Wave’s evolving technology.

“Quality is important. The new Advantage2 prototype is about radical increases in qubit quality, which significantly expands our ability to apply D-Wave technology to ever more complex optimization challenges,” said Ed Heinbockel, president and CEO of SavantX. “This opens up many new AI applications for us today, accelerating deployment timelines significantly.”
“Today marks an important milestone in our product delivery roadmap, as we open up access to the newest Advantage2 prototype for businesses, developers and researchers across the globe,” said Mark W. Johnson, senior vice president of quantum technologies and systems products at D-Wave. “What we’re seeing with the Advantage2 prototype in terms of performance gains is remarkable, and we’re thrilled to make it available today to help customers start applying it to their complex problems now.”

About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services, and is the world’s first commercial supplier of quantum computers—and the only company building both annealing quantum computers and gate-model quantum computers. Our mission is to unlock the power of quantum computing today to benefit business and society. We do this by delivering customer value with practical quantum applications for problems as diverse as logistics, artificial intelligence, materials sciences, drug discovery, scheduling, cybersecurity, fault detection, and financial modeling. D-Wave’s technology has been used by some of the world’s most advanced organizations including Mastercard, Deloitte, Davidson Technologies, ArcelorMittal, Siemens Healthineers, Unisys, NEC Corporation, Pattison Food Group Ltd., DENSO, Lockheed Martin, Forschungszentrum Jülich, University of Southern California, and Los Alamos National Laboratory.
Forward-Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. Forward-looking statements in this press release include, but are not limited to, statements regarding expectations related to the performance of the Advantage2 prototype. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including unexpected research or technical challenges related to the Advantage2 prototype; general economic conditions and other risks; our ability to expand our customer base and the customer adoption of our solutions; risks within D-Wave’s industry, including anticipated trends, growth rates, and challenges for companies engaged in the business of quantum computing and the markets in which they operate; the outcome of any legal proceedings that may be instituted against us; risks related to the performance of our business and the timing of expected business or financial milestones; unanticipated technological or project development challenges, including with respect to the cost and/or timing thereof; the performance of our products; the effects of competition on our business; the risk that we will need to raise additional capital to execute our business plan, which may not be available on acceptable terms or at all; the risk that we may never achieve or sustain profitability; the risk that we are unable to secure or protect our intellectual property; volatility in the price of our securities; the risk that our securities will not maintain the listing on the NYSE; the risk that our restatement of certain previously issued audited and unaudited financial statements or material weaknesses in internal controls could negatively affect investor confidence and raise reputational issues; and the numerous other factors set forth in D-Wave’s Annual Report on Form 10-K for its fiscal year ended December 31, 2022 and other filings with the Securities and Exchange Commission. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
Media Contact:
D-Wave
Alex Daigle
media@dwavesys.com
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